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                                   Exhibit 4.5

                      SECOND AMENDMENT TO CREDIT AGREEMENT,
                FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT,
                         AND LENDER'S CONSENT AND WAIVER

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT, AND LENDER'S CONSENT (this "Amendment") is dated effective September 30, 2002, by and among TYLER TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and BANK OF TEXAS, N.A., a national banking association ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated February 27, 2002, pursuant to which Lender agreed to make the Loan (as therein defined) available to Borrower (as heretofore or hereafter amended, the "Credit Agreement")(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Credit Agreement); and

         WHEREAS, the Credit Agreement has been amended by that certain First Amendment to Credit Agreement dated March 5, 2002 whereby Lender and Borrower agreed to (i) increase the principal amount of the Loan from $8,000,000 to $10,000,000, and (ii) delete the $5,000,000 limit on the aggregate amount of Letter of Credit Exposure; and

         WHEREAS, to secure the Loan, Borrower and Lender entered into that certain Pledge and Security Agreement dated February 27, 2002 (the "Pledge Agreement") whereby Borrower pledged as security, among other things, all of its shares of stock in H.T.E., Inc. ("HTE"); and

         WHEREAS, Borrower has requested that Lender: (i) allow Borrower to repurchase up to 1,500,000 shares of outstanding Borrower stock; (ii) return stock certificate number 2391, representing 4,650,000 shares of HTE stock, and stock certificate number 2416, representing 968,952 shares of HTE stock (collectively referred to herein as the "HTE Stock Certificates"), for the purpose of allowing HTE to reissue the shares in smaller denominations; and
(iii) amend the Credit Agreement to: (a) allow Borrower to sell up to $1,000,000 of HTE stock per fiscal year, and (b) reduce the Minimum Tangible Net Worth Covenant for the quarter ending September 30, 2002; and

         WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such requests.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

                  ARTICLE I - AMENDMENT TO CREDIT AGREEMENT

SECTION 1.1 SALE OF HTE STOCK. The Credit Agreement is hereby amended to include after Section 9.12 the following:

                  SECTION 9.13 SALE OF CERTAIN COLLATERAL. Sell, transfer or convey shares of HTE, Inc. owned by Borrower; provided, however, that Borrower shall be permitted to sell, transfer or convey, without Lender's consent, any such shares of HTE, Inc. (and, concurrently therewith, Lender shall

SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LENDER'S CONSENT (TYLER)

                                       1
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                  release such shares as are sold, transferred or conveyed in compliance with this Section 9.13 from the Liens of the Loan Documents) so long as: (i) the proceeds from such sale, transfer or conveyance do not exceed, in the aggregate, $1,000,000 during any fiscal year, (ii) at the time of any such sale, no Default or Event of Default has occurred and is continuing under the Credit Agreement and (iii) Borrower gives Lender five (5) Business Day's prior written notice of any such sale and reimburses Lender for any costs incurred by Lender in connection with the return of the stock certificates evidencing the shares so sold, transferred or conveyed.

SECTION 1.2 MINIMUM TANGIBLE NET WORTH COVENANT. Section 9.9(a) of the Credit Agreement is hereby deleted and restated as follows:

                  (a) Tangible Net Worth on the last day of any fiscal quarter to be less than the sum of (i) the amount equal to eighty nine and eight tenths percent (89.8%) of Borrower's consolidated Tangible Net Worth computed as of September 30, 2002, plus (ii) as of the end of each fiscal quarter commencing with December 31, 2002, the product of (A) ninety percent (90%) times (b) the consolidated net income of Borrower for the immediately preceding fiscal quarter, provided, that in no case shall such sum be less than the minimum Tangible Net Worth calculated hereunder for the previous quarter.

                        ARTICLE II - CONSENT AND WAIVER

SECTION 2.1 REPURCHASE OF OUTSTANDING STOCK. The Credit Agreement provides, among other things, that, without the prior written consent of Lender, Borrower shall declare no Distribution nor make any Investment, prior to payment in full of the Obligations owed to Lender, and the termination of Lender's Commitment, under the Credit Agreement. Borrower has requested Lender's consent to Borrower's repurchase of up to 1,500,000 shares of outstanding stock in Borrower during the period from August 15, 2002 to November 30, 2002 (the "Targeted Repurchase"). Lender hereby consents to the Targeted Repurchase and waives any Default or Event of Default that may have occurred as a result of any portion of the Targeted Repurchase occurring prior to the effective date of this Amendment; provided that such waiver shall be limited to the Targeted Repurchase and shall not constitute a waiver of any other Default or Event of Default.

SECTION 2.2 HTE STOCK CERTIFICATES. Borrower has also requested that Lender return to Borrower the HTE Stock Certificates so that HTE may reissue the shares in smaller denominations (the "Reissued Shares"). Lender hereby consents to such request. Upon receipt of the Reissued Shares, Borrower is hereby required to forward such Reissued Shares to Lender, together with appropriate stock powers. This consent and the temporary return of the HTE Stock Certificates do not constitute a release of lien against the shares evidenced by the HTE Stock Certificates.

SECTION 2.3       LIMITATION ON CONSENT. The consents granted in this
Amendment are limited to the foregoing actions and neither consent constitutes a waiver of any required consent with respect to any other action.
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            ARTICLE III - AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

SECTION 3.1       EXHIBIT "E". Borrower and Lender hereby agree that Exhibit
"E" of the Pledge Agreement shall be amended upon Lender's receipt of the Reissued Shares to Lender. Lender shall record the certificate number and number of shares represented by each of the Reissued Shares on Exhibit "E" and shall forward a revised Exhibit "E" to Borrower.

                           ARTICLE IV - MISCELLANEOUS

SECTION 4.1 CONDITION TO CLOSING; FURTHER ASSURANCES. As a condition to the closing of this Amendment, Borrower shall execute and deliver this Amendment and such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Lenders such other documents and instruments as Lenders reasonably may request in connection with the modification of the Loans effected hereby.

SECTION 4.2 CONTINUING EFFECT. Except as modified and amended hereby, the Credit Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

SECTION 4.3 PAYMENT OF EXPENSES. Borrower agrees to pay to Lender the reasonable attorneys' fees and expenses of Lender's counsel and other expenses incurred by Lender in connection with this Amendment.

SECTION 4.4 BINDING AGREEMENT. This Amendment shall be binding upon, and shall inure to the benefit of, the parties' respective representatives, successors and assigns.

SECTION 4.5 NO DEFENSES. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, this Amendment or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

SECTION 4.6 USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Amendment, the Note or any other Loan Document, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Note or otherwise in connection with the Note shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Note is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Note or on account of any other principal indebtedness of the maker to the holders of such Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the maker. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness of the maker to the holder of such Note shall be amortized, prorated, allocated and
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spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.

         The terms "maximum amount" or "maximum rate" as used in this Amendment or the Note, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the "weekly ceiling"; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loan from being governed by, or construed in accordance with, any other state or federal law.

SECTION 4.7 COUNTERPARTS. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

SECTION 4.8 CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

SECTION 4.9       ENTIRE AGREEMENT. This Amendment, together with the other
Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

                                    LENDER:

                                    BANK OF TEXAS, N.A., a national banking
                                    association

                                    By: __________________________________
                                             Mark Wade
                                             Senior Vice President

                                    BORROWER:

                                    TYLER TECHNOLOGIES, Inc. a Delaware
                                    corporation

                                    By: ___________________________________
                                             Brian K. Miller,
                                             Vice President-Finance

SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LENDER'S CONSENT (TYLER)

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                              CONSENT OF GUARANTORS

          Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing amendment and expressly acknowledges and agrees that (a) its Guaranty shall guaranty, and the Security Agreement executed by it shall secure, the Loan as amended hereby, and (b) except as may be modified to incorporate the terms of this Amendment, the Guaranty of the other Loan Documents to which it is a part, are and shall continue in full force and effect.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Consent to be duly executed by its authorized officer.

                                           GUARANTORS:

                                           APPRAISAL RECORDS SERVICES,
                                           INC., a Texas corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention: Treasurer
                                           Fax: (214) 547-4041

                                           AUTOMATED RECORDS SERVICES,
                                           INC., a Texas corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention:  Treasurer
                                           Fax: (214) 547-4041

SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LENDER'S CONSENT (TYLER)

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                                           COLE LAYER TRUMBLE COMPANY, a
                                           Delaware corporation

                                           By: ______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention: Treasurer
                                           Fax: (214) 547-4041

                                           EAGLE COMPUTER SYSTEMS, INC., a
                                           Delaware corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention: Treasurer
                                           Fax: (214) 547-4041

                                           FUNDBALANCE, INC., a
                                           Delaware corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention:  Treasurer
                                           Fax: (214) 547-4041

SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LENDER'S CONSENT (TYLER)

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                                           INTERACTIVE COMPUTER DESIGNS, a
                                           Texas corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention: Treasurer
                                           Fax: (214) 547-4041

                                           MUNIS, INC., a Maine corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention:  Treasurer
                                           Fax: (214) 547-4041

                                           NATIONSDATA.COM, INC., a
                                           Delaware corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention: Treasurer
                                           Fax: (214) 547-4041

SECOND AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT AND LENDER'S CONSENT (TYLER)

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                                           THE SOFTWARE GROUP, INC., a
                                           Texas corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention:  Treasurer
                                           Fax: (214) 547-4041

                                           TYLER LEASING, INC., a
                                           Delaware corporation

                                           By: _______________________________
                                                    Brian K. Miller,
                                                    Vice President-Finance

                                           Address: c/o Tyler Technologies, Inc.
                                           5949 Sherry Lane, Suite 1400
                                           Dallas, Texas 75225
                                           Attention: Treasurer
                                           Fax: (214) 547-4041